UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):    December 2, 2010

WEIKANG BIO-TECHNOLOGY GROUP COMPANY, INC.
 (Exact name of registrant as specified in its charter)

Nevada (State or other Jurisdiction of incorporation)	333-1365354 (Commission File Number)	26-2816569 (I.R.S. Employer Identification No.)

No. 365 Chengde Street, Daowai District, Harbin
Heilongjiang Province, The People’s Republic of China 150020
(Address of principal executive offices) (zip code)

(86) 0451-88355530
(Registrant’s telephone number, including area code)

Not Applicable.

(Former name or former address, if changed since last report.)

Copies to:
Marc J. Ross, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor,
New York, NY 10006
Tel: (212) 930 9700
Fax: (212) 930 9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.      Entry into a Material Definitive Agreement.
Item 3.02.      Unregistered Sales of Equity Securities.

 On December 2 and December 6, 2010, Weikang Bio-Technology Group Company, Inc., a Nevada corporation (the “Company”), sold in a private placement a total of 226,042 Units, each unit comprised of (i) four shares of common stock,  (ii) a three-year warrant to purchase one share of common stock at an exercise price of $3.60 per share (the “Series C Warrant”), and (iii) a three-year warrant to purchase one share of common stock at an exercise price of $4.80 per share (The “Series D Warrant”),  for an aggregate purchase price of $2,170,003.20.

In connection with the private placement transactions, the Company engaged Hunter Wise Securities, LLC (“Hunter Wise”) as exclusive placement agent for the private placement, with National Securities Corporation (“NSC”) serving as an authorized participating agent.  As consideration for Hunter Wise’s services, the Company paid Hunter Wise $168,380.11 and issued Hunter Wise three-year warrants to purchase an aggregate of 51,450 shares of common stock at an exercise price of $2.40 per share.  As consideration for NSC’s services, the Company paid NSC $48,620.21 and issued NSC three-year warrants to purchase an aggregate of 22,517 shares of common stock at an exercise price of $2.40 per share.

The Series C and Series D Warrants (collectively, the “Warrants”) issued to the investors and the placement agents are immediately exercisable and have a term of three years.  Such warrants may be exercised cashlessly in the event that there is no effective registration statement providing for the resale of the common stock underlying the warrants pursuant to the time frame described in more detail below. The exercise prices of the Warrants are subject to customary adjustments provisions for stock splits, stock dividends, recapitalizations and the like.  Additionally, for a period of three years following the final closing of the private placement, anti-dilution protection shall be afforded the investors, as described in more detail below.

In connection with the private placement and pursuant to the transaction agreements:

●             The Company agreed to list and trade its shares of common stock on the Nasdaq Capital Market, Nasdaq Global Market, or the NYSE Amex (each, a “National Stock Exchange”) and shall take all commercially reasonable actions to file an application to trade its shares on a National Stock Exchange within 90 days after the final closing date of the Offering. In the event the shares of common stock are not approved for trading on a National Stock Exchange within 120 days from the final closing date of the private placement and commercially reasonable actions have not been taken to meet such requirement, the Company shall pay cash liquidated damages to the investors in the amount equal to 0.5% of the purchase price paid by each investor, to be paid each month until the listing of the Company’s shares on a National Stock Exchange is completed.

●             The Company agreed to file a registration statement covering the shares of common stock issued as part of the Units and issuable upon exercise of the warrants issued to the investors and the placement agent.  The Company is to file the registration statement within 45 days following the final closing of the private placement and have the registration statement declared effective within 120 days after such closing, except that the effective date shall be extended by 30 days in the event that the SEC undertakes a full review of the registration statement.  If the registration statement is not filed or declared effective within the above-mentioned periods, the Company shall pay cash liquidated damages to each investor in the amount equal to 0.5% of the amount subscribed for by such investor, to be paid each month from the required effectiveness date until the registration statement is filed or declared effective, as applicable.

●             Pursuant to a make good escrow agreement dated December 2, 2010, Lucky Wheel Limited, the principal shareholder of the Company, whose shares in the Company Yin Wang, the Company’s chief executive officer, has dispositive and voting power, agreed to deposit into escrow 2,083,333 shares of common stock, which are to be held in escrow to be returned to Lucky Wheel Limited or delivered to the investors on a pro-rata basis, depending on whether the Company meets certain financial performance targets for the years ending December 31, 2010 and December 31, 2011.  The performance target for 2010 is after-tax net income, as defined, of at least $21,000,000. The performance target for 2011 is after-tax net income of at least $25,000,000.  If the performance target for either 2010 or 2011 is not met, the Company shall allocate to the investors that number of escrowed shares as equals the shortfall for such year, based on each investor’s actual investment, on a pro-rata basis.

In determining after-tax net income, the following items shall be excluded: (i) any losses suffered as a result of a force majeure event; (ii) the effects of EITF 07-5; (iii) any items of expense or deduction arising directly or indirectly from the private placement and the transaction contemplated by the private placement; and (iv) any costs and expense incurred in 2010 or 2011 in establishing an employee stock option plan and granting stock options thereunder.

 ●            Except for certain exempt issuances, in the event that the Company shall, at any time within three years following the final closing of the private placement, issue or sell any additional shares of common stock or securities convertible or exchanged into common stock (the “Subsequent Issuance”) at a price per share less than $3.12, or in the event that additional shares are issued pursuant to the terms of the make good escrow agreement, at a price per share less than $2.40, then the investors have full-ratchet anti-dilution protection, such that:

(i)
the Company shall issue such additional shares of common stock to each investor representing the difference between the number of shares of common stock issued to such investor as part of the Units purchased and the number of shares of common stock that the investor would have received if the Units were sold at a per share price equivalent to the purchase price for the securities in the Subsequent Issuance.

(ii)	The respective exercise prices for the Warrants shall be reduced to such lesser per share price in the Subsequent Issuance.

 ●            Pursuant to the terms of the Investor Relations Escrow Agreement dated December 2, 2010, $150,000 of the gross proceeds in the private placement have been placed in an escrow account to be used by the Company in connection with services rendered by an investor and public relations firm that has been retained by the Company and is reasonably acceptable to the placement agent.

 ●            Pursuant to the terms of a lock-up agreement, the Company’s executive officers and directors agreed not to offer, sell, contract to sell, assign, transfer, hypothecate, pledge or grant a security interest in, or otherwise dispose of, or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition of (whether by actual disposition or effective economic disposition due to cash settlement or otherwise, directly or indirectly) any of the shares of the Company’s common stock that such person owns as of December 2, 2010 or may acquire, for a period of 9 months following the final closing of the private placement.

The above-mentioned securities were offered and sold to the Investors in private placement transactions made in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933, Regulation S, and Rule 506 promulgated under Regulation D thereunder. Based on representations from the investors, the Company determined that the investors are either accredited investors as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933 or not a “U.S. person” as that term is defined in Rule 902(k) of Regulation S under the Securities Act of 1933, and such investors acquired our common stock, for investment purposes for their own respective accounts and not as nominees or agents, and not with a view to the resale or distribution thereof, and that the investors understood that the shares of our common stock may not be sold or otherwise disposed of without registration under the Securities Act of 1933 or an applicable exemption therefrom.

The foregoing information is a summary of the agreements involved in the transactions described above, is not complete, and is qualified in its entirety by reference to the full text of such agreements, a copy of which are attached as an exhibit to this Current Report on Form 8-K.  Readers should review such agreement for a complete understanding of the terms and conditions associated with this transaction.

Item 9.01       Financial Statements and Exhibits.

(d)  Exhibits.

99.1	Form of Subscription Agreement, by and between Weikang Bio-Technology Group Company, Inc. and the investors.
99.2	Form of Registration Rights Agreement, by and between Weikang Bio-Technology Group Company, Inc. and the investors.
99.3	Make Good Securities Escrow Agreement, dated December 2, 2010, by and between Weikang Bio-Technology Group Company, Inc., Sichenzia Ross Friedman Ference LLP, as escrow agent, and Lucky Wheel Limited.
99.4
Investor and Public Relations Escrow Agreement, dated December 2, 2010, by and between Weikang Bio-Technology Group Company, Inc., Sichenzia Ross Friedman Ference LLP, as escrow agent, and MidSouth Investor Fund LP, as representative for the investors.

99.5
Escrow Deposit Agreement, dated October 25, 2010 and amendment thereto dated November 24, 2010, by and between Weikang Bio-Technology Group Company, Inc., Hunter Wise Securities, LLC, and Signature Bank, as escrow agent.

99.6	Form of Series C Warrant issued to the investors.
99.7	Form of Series D Warrant issued to the investors.
99.8	Form of Warrant issued to the placement agents.
99.9	Form of Lock-Up Agreement, dated December 2, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 8, 2010	WEIKANG BIO-TECHNOLOGY GROUP COMPANY, INC.

By: /s/ Yin Wang
Yin Wang
Chief Executive Officer and Chairman of the Board